UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

AMC Preferred Equity Units, each constituting a depositary share representing 1/100th interest in a share of Series A Convertible Participating Preferred Stock	APE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On July 23, 2023, AMC Entertainment Holdings, Inc.’s (the “Company”) Chief Executive Officer, Adam Aron, made the following statement on his Twitter account:

“My open letter message below to you all is on a subject of existential importance to AMC Entertainment shareholders. I urge you to read it. Adam Aron #AMCSurviveThenThrive

AN OPEN LETTER TO OUR INVESTORS ON JULY 23, 2023:

Raising fresh equity in the near term is critical to our company, so it is important that we work to address the concern raised in the Delaware Court of Chancery’s ruling on Friday.

In leading AMC through this once-in-a-century pandemic and its aftermath, I have been driven by this over-arching goal: Do not let AMC fall into financial ruin, ensure that AMC survives, put AMC on a path to eventually thrive.

Along the way, I have done my utmost to be transparent with AMC shareholders, and am doing so again right now.

AMC must be in a position to raise equity capital. I repeat, to protect AMC’s shareholder value over the long term, we MUST be able to raise equity capital.

That is especially the case now with the added uncertainty caused by the writers and actors strikes, which could delay the release of movies currently scheduled for 2024 and 2025.

If we are unable to raise equity capital, the risk materially increases of AMC conceivably running out of cash in 2024 or 2025, or of AMC being unable to satisfactorily refinance and stretch out the maturity of some of our debt (which is required of us beginning as early as 2024).

The risk of financial collapse is not whimsical. Cineworld/Regal, the second largest movie theatre chain in the world, fell into bankruptcy and their equity holders were essentially wiped out. Bed, Bath and Beyond which was viewed as the third most watched meme stock, also fell into bankruptcy and their equity holders also were essentially wiped out.

Fortunately, at AMC, we have been much smarter, much more agile and much more skillful. We have risen to every Covid challenge heretofore, and I have every confidence in our continued ability to successfully navigate through these complicated times.

The AMC shareholders who actually voted in our March 14 special election understood all this: 72% of AMC common shareholders and 91% of APE preferred unit holders who casted votes agreed with our Board’s and my view as to how best to proceed. We appreciate their support, and genuinely know that they are in our corner. We sincerely believe we are on the surest path to ensuring AMC’s survival, by allowing us to raise equity and to do so at the highest possible price with the least amount of dilution.

With millions of shareholders, though, understandably there are many voices, many opinions and many critics. Some wish ill for the company and have nefarious aims. Some are grandstanding, and trying to gain notoriety for themselves at AMC’s expense. These individuals do not deserve your trust.

But most are well intentioned, and are motivated by varying concerns. Some are distraught if the value of their AMC shares or APE units fall. Some are skeptical and greatly troubled by how Wall Street markets function, their anger about their view of manipulative practices is constantly visible on Twitter. And many are just trying to understand how, what and why we are doing what we do. They especially are trying to figure out the impact dilution may have on their AMC investment.

To these latter groups, I would say again — AMC Entertainment must put ourselves in a position to be able to raise equity capital. That is what will make it more likely that first we survive and then that we thrive. Indeed, over the last several years, there has been an enormous short share position in AMC stock. In my view, the wisest way to defeat that short thesis is to take bankruptcy risk off the table, to the extent possible. And we do that by AMC being able to raise equity if, as and when needed.

I don’t hold these views cavalierly. Remember, I am AMC’s largest retail shareholder, with an economic interest in more than 8.3 million AMC shares or APE units. And while I did file a share selling plan in August of 2021 that was implemented over a three month period, I have not sold a single AMC share or APE unit in more than a year and a half, and have no intention of selling any shares/units any time soon. My own finances are directly aligned with yours. As I have said before, I Ride With You.

Accordingly, given the absolute imperative to be able to raise equity capital going forward, we take seriously the Court’s Friday ruling. In response, yesterday we along with the plaintiffs filed with the Delaware Court, a modification of the legal release surrounding the settlement of the Delaware litigation in an effort to address the Court’s voiced concern. If the Court agrees, it would be our hope to implement as soon as possible the plan approved in the AMC stockholders election in March.

In closing, I would remind everyone that we have several enormously popular movies in our theatres this very minute, highlighted by Barbie, Oppenheimer, Sound of Freedom and Mission Impossible - Dead Reckoning Part One. All this effort around AMC Entertainment these past three plus years has been about saving moviegoing... in theatres... in America and the world over. I encourage you all to enjoy the fruits of that labor — go see dazzling images on our huge silver screens, enjoy yourselves and go see a movie!”

The information in this Item 7.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously reported, on February 20, 2023, two putative stockholder class actions were filed in the Delaware Court of Chancery (the “Court”) against certain current and former directors of the Company, captioned Allegheny County Employees’ Retirement System v. AMC Entertainment Holdings, Inc., et al., C.A. No. 2023-0215-MTZ (Del. Ch.) (the “Allegheny Action”), and Munoz v. Adam M. Aron, et al., C.A. No. 2023-0216-MTZ (Del. Ch.) (the “Munoz Action”). The Allegheny Action and Munoz Action were later consolidated and captioned In re AMC Entertainment Holdings, Inc. Stockholder Litigation, C.A. No. 2023-0215-MTZ (Del. Ch.) (the “Action”). On April 27, 2023, the parties to the Action entered into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) to resolve the Action and to lift that the status quo order imposed thereunder (the “Status Quo Order”).

The Court held settlement hearings on June 29 – 30, 2023 to consider whether to approve the settlement as outlined in the Stipulation. On July 21, 2023, the Court issued an opinion which, citing issues with the scope of the release sought under the proposed settlement, declined to approve the settlement as presented. On July 22, 2023, the parties filed an addendum to the Stipulation in an effort to address the issues with the scope of the release raised by the Court and requested that the Court approve the settlement with the revised release set forth in the addendum. Unless and until the Court lifts the Status Quo Order, the Company will not proceed with filing the amendment to the Company’s certificate of incorporation to effect the share increase and the reverse stock split previously approved by stockholders or the conversion of AMC Preferred Equity Units (APEs) into Class A common stock. Nor will the Company make the litigation settlement payment contemplated by the Stipulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: July 24, 2023	By:	/s/ Kevin M. Connor
Name: Kevin M. Connor
Title: Senior Vice President, General Counsel and Secretary